Exhibit 99.2

INDENTURE OF LEASE
FOR PREMISES LOCATED IN

PORTLAND, MAINE

BETWEEN

TVP, LLC

AS LANDLORD

AND

ImmuCell Corporation

AS TENANT

Dated: September 12th, 2019

Exhibits:

A	Tenant’s Exclusive Parking and Access Way
B	Landlord’s Work
C	Tenant’s Work
D	Basic Rent

INDENTURE OF LEASE

THIS INDENTURE OF LEASE is made as of this 12th day of September, 2019 by and between TVP, LLC, with a mailing address of P.O. Box 66749, Falmouth, Maine 04105 (hereinafter called “Landlord”) and Immucell Corporation with a mailing address of 56 Evergreen Drive, Portland, ME 04103, (hereinafter called “Tenant”).

WITNESSETH:

ARTICLE I

DESCRIPTION OF PREMISES

Landlord owns the real property, and all improvements thereon, located at 175 Industrial Way, Portland, Maine, being more particularly described in a deed into Landlord dated April 27, 2018 and recorded in the Cumberland County Registry of Deeds in Book 34811, Page 144 (the “Property”). Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, those certain premises, deemed to be 14,300 square feet of floor area including the loading docks for that area, (hereinafter referred to as the “Demises Premises”), being the entire “Building” situated on the Property. The Demised Premises shall include the Tenant’s exclusive right to the parking area(s) shown in purple on Exhibit A attached hereto and incorporated herein. Additionally, the Tenant shall have the right to use in common with others, the access way shown in green on Exhibit A. Landlord reserves the right from time to time, at Landlord’s sole discretion, to alter or redesign the ingress or egress of the parking area; provided, however, that Landlord shall not in the exercise of such rights unreasonably interfere with Tenant’s conduct of Tenant’s business or with Tenant’s use or enjoyment of the Demised Premises. Those portions of the Property exclusive of the Demised Premises are referred to herein as the “Remaining Land”. Landlord warrants that it has good and merchantable title to the Property, and is lawfully authorized to enter into this Lease

The Demised Premises are let and taken subject, however, to the following:

(a)	any state of facts an accurate survey or inspection of the Property may show;

(b)	present and future building codes and restrictions and regulations, zoning laws, and all laws, ordinances, regulations and orders of governmental authorities;

(c)	rights, if any, of others and Landlord relating to water, gas, electric and other utility lines, wires, poles, pipes and gas conduits and maintenance thereof; and

(d)	rights, if any, of the public in to any streets or other ways, or portions thereof, included in the Demised Premises.

ARTICLE II

TERM OF LEASE; CONDITIONS OF PREMISES

Section 2.1. Term of Lease. The term of this lease (the “Term”) shall be Ten (10) years commencing on the “Commencement Date” as herein defined and expiring on the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs, unless sooner terminated as hereinafter provided. Following the determination of a Commencement Date, at the request of either the Tenant or the Landlord, the parties will enter in to an amendment confirming the Commencement Date.

Section 2.2. Possession Date and Commencement Date. The “Possession Date”, upon which Landlord shall deliver possession of the Demised Premises to Tenant, shall be the later of: a) November 15, 2019, or b) the date which is two weeks after the current tenant vacates. The “Commencement Date” of this Lease shall be Ninety (90) days after the Possession Date. The Tenant acknowledges that the Demised Premises are currently occupied and that the Possession Date and Commencement Date are subject to change should the current tenant not vacate by October 31, 2019. The Tenant shall accept the Demised Premises when the same are delivered to the Tenant by the Landlord. For each day after December 15, 2019 that delivery of the Demised Premises is delayed, the Tenant shall be entitled to a credit of one day’s worth of Base Rent, to be credited starting as of the Commencement Date. If the Landlord has not delivered the Demised Premises to the Tenant by December 1, 2019, the Tenant may terminate this Lease by written notice to the Landlord. Notwithstanding the forgoing, in the event that the current tenant vacates by October 31, 2019, the Tenant shall be entitled to take possession of the Demised Premises on November 1, 2019 and that date shall become the Possession Date hereunder. The Tenant agrees that it shall use reasonable efforts not to interfere with the Landlord completing the Landlord’s Work.

Section 2.3. Conditions of Premises. Landlord’s Work: Landlord will deliver the space to Tenant in its “AS IS” condition with no work to be done by Landlord except as outlined on Exhibit C attached hereto and incorporated herein (“Landlord’s Work”).

Tenant’s Work: Tenant shall perform its work at its sole cost and expense and in accordance with all local, state and federal regulations as outlined on Exhibit B (“Tenant’s Work”). Any Tenant improvements to the Demised Premises will be done only with the prior approval of the Landlord, such approval not to be unreasonably withheld or delayed, provided, however, that by execution of this Lease, Landlord hereby approves all of Tenant’s work shown on Exhibit B.

Excepting Landlord’s Work, Tenant shall assume all costs for the upgrading (or installation if not currently present) of any utility service(s) to the Premises or Property for Tenant’s intended use.

The Landlord makes no any warranties or representations as to zoning, permitting or Tenant’s ability to obtain any necessary permits or approval for its use.

ARTICLE III

Section 3.1. Basic Rent. From the Commencement Date for the initial term and through the option period (if exercised), Tenant agrees to pay to Landlord, at Landlord’s office or at such place that Landlord may from time to time designate in writing, fixed minimum annual rent (the “Basic Rent”) shown on Exhibit D attached hereto and incorporated herein.

The phrase “Basic Rent” shall mean the fixed minimum rent above specified without any set-offs or deductions whatsoever and shall be payable and without any prior demand being made therefor on the first day of each month in advance.

The rent and other charges required to be paid under this Indenture of Lease shall commence on the Commencement Date and if the Commencement Date shall occur or if this Lease shall terminate on any day other than the first day of a calendar month, the rent and such other charges for such calendar month shall be prorated as provided in Section 3.2 of Article III.

Section 3.2. Adjustments for Partial Months Within the Term. Payments due under the Term of this Lease for partial months within the Term shall be prorated in the same ratio that the number of days during which the Tenant occupies the Demised Premises in any such month bears to the number of days in said month, without allowance for weekends or holidays. Tenant’s obligations to pay rent or to make any other payments or to fulfill any other obligations under this Lease shall terminate on the day following the date on which Tenant vacates the Demised Premises at the expiration or earlier termination of the Term, and all monetary obligations created by this Lease shall be prorated through the date on which the Tenant shall have so vacated the Demised Premises.

Section 3.3 Intentionally Omitted.

Section 3.4 Intentionally Omitted.

Section 3.5. Options. Provided said Tenant is not in default beyond any applicable grace period in the performance of any of the terms and conditions of the Lease, the Tenant may, at its option, exercised by written notice to Landlord, given not less than 365 days prior to the expiration of the then current term, extend the Lease for up to One (1) Ten (10) year period under the same terms and conditions of the original lease except that the Basic Rent shall be increased as set forth in Section 3.1 above and as outlined on Exhibit D.

ARTICLE IV

REAL ESTATE TAXES

Section 4.1. Real Estate Taxes and Assessments. The Landlord shall pay to the local tax authorities and other governmental agencies throughout the Term of this Lease and any renewal thereof, all real estate taxes and all assessments which may be levied against the Property and the land and buildings comprising the same including the Demised Premises. The Tenant agrees to pay to the local tax authorities and other governmental agencies, throughout the Term of this Lease and any renewal thereof, all personal property taxes which may be levied against Tenant’s merchandise, trade fixtures and other personal property in and about the Demised Premises.

Section 4.2. Payment of Real Estate Taxes by Tenant. In addition to the Basic Rent payable as provided in Article III hereof, Tenant shall pay to Landlord, as additional rent, a sum equal to Tenant’s proportionate share of real estate taxes due with respect to each tax year (or portion thereof) during each year of the Term hereof, on the first day of each month during the Term hereof and a pro-rata sum for any partial month, and all as hereinafter provided. The term real estate taxes shall mean all taxes, assessments and betterments levied, assessed or imposed at any time by any governmental authority upon or against the Demised Premises, or any part thereof, and on any buildings and other improvements therein or thereon. The Tenant’s proportionate share for the purpose of this Section shall amount to the entire tax hereinbefore described multiplied by the Tenant’s Pro-Rata Share, as defined below. Tenant’s Pro-Rata Share shall be the proportion which the gross floor area of the Demised Premises bears to the gross floor area of all rentable space on the Property (the “Pro-Rata Share”). Tenant’s Pro-Rata Share is 100%. Tenant shall pay to Landlord, on account of its estimated pro-rata share of real estate taxes, at Landlord’s option, either (a) monthly installments in the amount of $1,610.00 (subject to an increase or decrease based on the immediately preceding year’s experience) on the first day of each month during the Term hereof, or (b) advance payment of real estate taxes for a reasonable time period determined by Landlord, which time period shall not exceed six (6) months, based upon the billing practices of the local taxing authority. Any sums collected from Tenant by Landlord in advance for such real estate tax payments shall be held in escrow by Landlord and applied to payment of said taxes when due. For the first and last partial calendar year of this Lease, Tenant will pay its pro-rata share of real estate taxes for the entire year multiplied by a fraction consisting of the number of days in the calendar year subsequent to the date of rent commencement of this Lease, or prior to the date of lease termination, as the case may be, and divided by three hundred and sixty five (365).

Section 4.3. Taxes in Lieu of or in Addition to Real Estate Taxes. If, at any time during the Term hereof, the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part thereof there shall be assessed on Landlord a capital levy or other tax on the basic rentals, percentage rentals and/or and additional rentals (the “Gross Rents”) received with respect to the Property, or if there shall be assessed on Landlord a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such Gross Rents, then any and all of such taxes, assessments, levies or charges, to the extent that the same would be payable if the Property were the only property of Landlord subject to same, and if the income from the Property were the only taxable income of Landlord during the years in question, shall be deemed to be included within the term “real estate taxes.”

Section 4.4. Adjustment to Tenant’s Pro-Rata Share of Real Estate Taxes. In the event that the Landlord elects to erect another building(s) on the Property (in Landlord’s sole discretion), at the time that a Certificate of Occupancy is issued to the Landlord on such building(s) or when such building is assessed for tax purposes, whichever is earlier the Tenant’s Pro-Rata Share of the real estate taxes (as defined in this Section 4) for the land only, shall be adjusted proportionately by a calculation using the Demised Premises as the numerator, and the total rentable square footage of the Property as the denominator.

ARTICLE V

COMMON AREA MAINTENANCE

Section 5.1. Common Area Maintenance. Landlord shall make available from time to time within the Property such Common Areas (including, but not limited to, parking areas, driveways, truckways, delivery passages, common truckloading areas, access and egress passages, walkways and sidewalks) as Landlord shall deem appropriate. Landlord shall operate, manage, equip, light, repair and maintain such Common Areas and landscaped areas for their intended purposes, all in such a manner as Landlord shall, in its sole discretion, determine, keeping all parking areas clean and reasonably free of snow and ice. Landlord shall also maintain the exterior and structural components of the Property and the Building, including but not limited to the roofs, any common HVAC equipment (but excluding the HVAC equipment exclusively serving the Demised Premises), the exterior walls, foundation, gutters, and utility services extending to the service connection to the Demised Premises. Landlord shall not be liable for any inconvenience or interruption of business or other consequences resulting from the making of repairs, replacements, improvements, alterations or additions, or from the doing of any other work to or upon any such Common Areas or elsewhere on the Property, or from delay or failure to perform such maintenance or other work with respect to such areas where such delay or failure is attributable to labor troubles material shortages or any other causes beyond Landlord’s reasonable control. It is agreed that the use of said Common Areas shall at all times be subject to such reasonable rules and regulations as the Landlord may promulgate uniformly for all the Landlord’s tenants on the Property, in common with others, including but not limited to the designation by Landlord of areas in which such Property tenants (including the Tenant herein) and their employees are to park. Landlord may, from time to time, change the size, location and nature of any Common Area on the Property, provided that reasonable access and parking is provided to and for the Demised Premises, and Tenant’s dedicated parking spaces are unchanged.

Notwithstanding the forgoing, unless and until such time as the Landlord erects another building(s) on the Property, the Tenant may perform certain Common Area Maintenance obligations of the Landlord (as agreed upon by Landlord and Tenant), at its sole cost and expense (and not to be included in Common Area Maintenance Charges). In that event, the Tenant’s obligations of insurance and indemnifications under this Lease shall apply to the Tenant’s performance of such Common Area Maintenance. In the event that the Tenant does not perform these Common Area Maintenance obligations to the satisfaction of the Landlord, the Landlord may terminate the Tenant’s right to perform the same upon prior notice to the Tenant.

Section 5.2. Charge for Common Area Maintenance. The Tenant covenants and agrees to pay unto the Landlord, as additional rental, the Tenant’s Pro-Rata Share of the annual cost of operating, managing (including management fees, repairing, restoring, cleaning, maintaining and making improvements to the Property, Building, and Common Areas, including the common area lighting therein, the insuring thereof (as set forth in section 6.1 below) the policing thereof, common: plumbing, sprinkler, HVAC, fire protection, life safety systems, security, sanitary sewage and electric systems therein, and any other costs associated with Common Area Maintenance as described in Section 5.1 above, but excluding any such costs related to the Remaining Land (collectively, “Common Area Maintenance Charges”). Management fees to the Tenant shall not exceed 5% of Tenant’s Basic Rent, Common Area Maintenance, and Insurance charges. It is agreed that there shall be no management fee assessed on Tenant’s Real Estate Tax charges.

Common Area Maintenance Charges shall not include any of the following: (1) all costs and expenses incurred in connection with the development of the Property, including, without limitation, all architectural fees, all engineering fees, all attorneys’ fees, all application and permit fees, all costs of (or contributions for) any off-site improvements (such as the traffic light or road widening), and all construction costs relating to the Building and/or the site improvements on the Property; (2) the costs of correcting or repairing construction work defects, latent defects or design defects on the Building; (3) the cost of any repairs or replacements covered by any warranty or guaranty, or otherwise borne by parties other than Landlord; (4) the costs of repairs, replacements or other work occasioned by fire or other casualty or by the exercise by governmental authorities of the right of eminent domain; (5) leasing commissions, buy-out payments, attorney’s fees, and other costs, disbursements and expenses incurred by Landlord or its agents in connection with leasing space to tenants, other occupants or prospective tenants or other prospective occupants of the Building, and costs, disbursements and expenses incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building; (6) “tenant allowances,” “tenant concessions,” work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leasable space in the Building, including space planning/interior architecture fees for same; (7) depreciation, other “non-cash” expense items or amortization; (8) all costs and expenses which are deemed capital in nature including, without limitation, capital additions, capital improvements, capital repairs, capital alterations, capital replacements, capital equipment, capital tools, capital items, and/or capital redesign. A cost or expense shall be deemed capital in nature if such cost would otherwise be deemed a capital expense under generally accepted accounting principles; (9) the costs of services, items and benefits for which Tenant or any other tenant or occupant specifically reimburses Landlord or for which Tenant or any other tenant or occupant pays to third persons; (10) the costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Building, and/or any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Property that would not have been incurred but for such violation by Landlord, its employees, agents, and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Property; (11) any reserve, whether or not actually funded, for future costs and expenses or for future contingencies; (12) payments of principal, finance, charges or interest on debt or amortization on any mortgage, deed of trust or other debt, as well as any cost of financing or refinancing, including but not limited to, points, commissions and legal fees and disbursement; (13) any income, gross receipts, estate, inheritance or other taxes payable by Landlord other than real estate taxes; (14) the costs of Landlord’s general overhead and general administrative expenses (individual or corporate, as the case may be); (15) the costs for which Landlord is compensated or reimbursed by insurance or other means of recovery; (16) contributions to charitable organizations; (17) the costs or fees relating to the defense of Landlord’s title to or interest in the Property, or any part thereof; (18) any expenditure related to a period occurring prior or subsequent to the term of this Lease or any extension thereof.

Section 5.3. Payment of Charges. Tenant agrees to pay to the Landlord Tenant’s Pro-Rata Share of the Common Area Maintenance Charges, but excepting any cost for maintaining or operating the Remaining Land.

Tenant shall pay to Landlord on account of its estimated Pro-Rata Share monthly installments of $1,840.00 (subject to increase or decrease based on the immediately preceding year’s experience) on the first day of each month during the Term hereof and a Pro-Rata Share sum for any partial month. Within ninety (90) days after the close of the first and each subsequent calendar year or, at Landlord’s option, the close of Landlord’s fiscal year during the term and any extensions of the term, and following the termination of this Lease, Landlord shall submit to Tenant a statement of the Maintenance Charges for said calendar or fiscal year or portion thereof. If such statement indicates that the amount paid by Tenant in its account for said calendar or fiscal year is less than Tenant’s actual pro rata share of the Common Area Maintenance Charges for said calendar or fiscal year, then Tenant shall pay the amount owing to Landlord within thirty (30) days of receipt of such statement. Should such statement indicate that Tenant has overpaid its Pro-Rata Share of Common Area Maintenance Charges for said calendar or fiscal year, then such overpayment shall be refunded together with Landlord’s annual statement. For the first and last partial calendar or fiscal year of this Lease, Tenant will pay its pro rata share of Common Area Maintenance Charges for the entire year multiplied by a fraction consisting of the number of days in the calendar or fiscal year subsequent to the date of rent commencement of this Lease, or prior to the date of Lease termination, as the case may be, and divided by three hundred sixty-five (365).

Notwithstanding the foregoing, Landlord may elect to charge Tenant Maintenance charges directly for said costs, or adjust equitably said costs as set forth above in the immediately preceding paragraph, up to a maximum of four (4) times per calendar or fiscal year. Tenant shall pay to Landlord such direct pass-thru costs in lieu of said estimated monthly payments as aforesaid for the time period covered by such direct pass-thru billing, subject to adjustment as aforesaid after the close of such calendar year or Landlord’s fiscal year.

Section 5.4. Adjustment to Tenant’s Pro-Rata Share of Common Area Maintenance Charges. In the event that the Landlord elects to erect another building(s) on the Property (in Landlord’s sole discretion), at the time that a Certificate of Occupancy is issued to the Landlord on such building(s), the Tenant’s Pro-Rata Share of Common Area Maintenance Charges (as defined in this Section 5) for the land only, shall be adjusted proportionately by a calculation using the Demised Premises as the numerator, and the total rentable square footage of the Property as the denominator.

Section 5.5. Tenant’s Right to Audit

(a) Landlord shall keep books and records relating to Common Area expenses and real estate taxes in accordance with generally accepted accounting principles for a period of two (2) years following the end of each calendar year to which such records relate. Tenant shall have the right to audit, at reasonable request and during normal business hours at Landlord’s office, all documentation in Landlord’s possession pertaining to the Common Area expenses and real estate taxes, including, but not limited to, expenses for taxes, maintenance, insurance, shared utilities and management fees. If any such audit reveals that the Landlord has overcharged the Tenant by more than five percent (5%) with respect to the total annual operating expenses or for real estate taxes, Landlord shall pay the reasonable cost of such audit. Tenant’s right to audit shall expire two (2) years after receipt of Landlord’s annual statement for such year; provided, however, that if an audit or review discloses any mathematical errors or the inclusion of expenses which are not real estate taxes or operating expenses, then Tenant or its representative shall have the right to audit or review the annual statements for the immediately preceding calendar year to determine if they contained such errors or such expenses even if Tenant had previously audited or reviewed such reconciliations.

(b) If it is found, as a result of such audit, that Landlord has overcharged Tenant for real estate taxes and/or operating expenses, then the following provisions shall apply: (i) if Landlord, with the advice of its independent certified public accounting firm, does not object to Tenant’s audit results, then Landlord shall refund the discrepancy to Tenant within thirty (30) days after notice thereof; and (ii) if Landlord, with the advice of its independent certified public accounting firm, does object to Tenant’s audit results, and if the parties are unable to resolve the dispute within thirty (30) days after Tenant’s receipt of Landlord’s objection notice, then either party shall have the right to refer the dispute to binding arbitration before a single arbitrator in Portland, Maine. If it is determined that there are amounts due Tenant under this Section, such amounts shall be credited against the next accruing monthly installment(s) of Base Rent (except in the case of the last Lease Year of the term, in which case the overpayment shall be refunded to Tenant within thirty (30) days after notice thereof.

ARTICLE VI

INSURANCE AND INDEMNIFICATION

Section 6.1 Landlord’s Insurance. At all times Landlord shall insure all the Building for at least its full reasonable replacement value and shall also provide Landlord’s normal liability coverages for the Property’s parking and Common Areas and rental insurance and all other types of insurance in amounts as Landlord deems necessary or desirable for insuring the Property. The cost of such insurance shall be included in Common Area Maintenance Charges.

Section 6.2 Tenant’s Insurance. Tenant will, upon commencement of the Term, obtain and thereafter maintain, throughout the Term and any extensions thereof, at its own cost and expense, (i) public liability insurance (containing standard extended coverage endorsements, so called) covering the Demised Premises insofar as used by customers, employees, servants or invitees of the Tenant, naming Tenant and Landlord as insured parties, with such companies as are reasonably satisfactory to the Landlord, in amounts not less than Two Million Dollars ($2,000,000) for bodily injury or death to any one person and not less than Five Million Dollars ($5,000,000) for injury or death in respect of any one occurrence, and Five Hundred Thousand Dollars ($500,000) for damage to property, (ii) worker’s compensation insurance with statutory limits covering all of Tenant’s employees working in the Demised Premises, (iii) such other forms of insurance as Landlord may deem necessary.

Section 6.3 Certificates of Insurance. At or prior to the Commencement Date of this Lease, Tenant shall provide the Landlord with certificates of insurance certifying that all insurance required to be carried by the Tenant under the terms of this Lease is in full force and effect and bearing the endorsement that Landlord shall receive not less than ten (10) days’ prior written notice of the expiration or other termination thereof and no policy for any such insurance will be canceled without at least twenty (20) days’ prior written notice to Landlord (ten (10) days if such cancellation is due to non-payment).

Section 6.4 Waiver of Subrogation. Landlord and Tenant mutually agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Maine), with respect to any loss which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof even though extra premium may result therefrom.

Section 6.5 Tenant Indemnification. Tenant covenants with Landlord and agrees to save Landlord harmless and to exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property arising out of the use or occupancy of the Demised Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Demised Premises, or on account of or based upon anything whatsoever done on the Demised Premises, except if the same was caused by negligence, fault or misconduct of Landlord, its agents, servants or employees. In respect of all of the foregoing, Tenant shall indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord and at Tenant’s expense, shall resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to Landlord.

Section 6.6 Landlord Indemnification. Landlord covenants with Tenant and agrees to save Tenant harmless and to exonerate and indemnify Tenant from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property arising out of the use or maintenance or repair of the Property by Landlord or by any person claiming by, through or under Landlord (including, without limitation, all patrons, employees and agents of Landlord), or arising out of any delivery to or service supplied to the Demised Premises, or on account of or based upon anything whatsoever done on the Demised Premises, except if the same was caused by negligence, fault or misconduct of Tenant, its agents, customers, servants or employees. In respect of all of the foregoing, Landlord shall indemnify Tenant from and against all costs, expenses (including reasonable attorneys’ fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Tenant and at Landlord’s expense, shall resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to Tenant.

ARTICLE VII

REPAIRS AND ALTERATIONS

Section 7.1. Landlord Alterations and Additions to Property. Landlord reserves the right at any time and from time to time without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements on or to the Property, including the Common Areas, and to build additional stories on, and to build adjoining, the Demised Premises as Landlord in its sole discretion deems advisable. Landlord reserves the right at any time or times during the Term hereof, to use the roof, foundation or exterior walls of the Demised Premises for signs or in connection with additional construction. Nothing contained in this section 7.1 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repairs, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

Landlord’s rights to construct any additional buildings on the Property, to make alterations to existing buildings, to change the size, location or arrangement of Common Areas or to make any other such changes to the Property generally shall be subject to there being (i) no material impairment in the access to the Demised Premises; and (ii) no material impairment of the Tenant’s operations at the Demised Premises. Notwithstanding the foregoing, the Tenant acknowledges that the Landlord may, during any construction period, utilize normal construction practices. The Landlord shall conduct such work in a manner so as to minimize any temporary disruption to Tenant’s access or operations.

Section 7.2. Repairs to Demised Premises. Tenant covenants and agrees, at its expense, to keep the whole interior of the Demised Premises including, without limitation, all plumbing to the exterior foundation walls, connections with Landlord’s system, maintain plumbing fixtures, cleaning of drains, maintain and replace hot water heater and its accessories; all lighting and electrical systems, including the light fixtures, light shields, ballasts, bulbs, outlets, switches and circuit breakers to the main panel, all interior and exterior doors and door closers mechanisms and locks, the entire interior and exterior of the loading dock system including levelers, exterior signs and door lights, windows and glass, items required for life safety, sprinkler systems, fire alarm systems (etc.) in as good order and repair as the same are in at the Commencement Date, or shall be put in during the Term, damage by fire, unavoidable casualty and ordinary wear and tear only excepted, and to make any repairs to the roof of the Demised Premises made necessary by employees or agents of Tenant or by trespassers or persons breaking into the Demised Premises or made necessary by required repairs to the maintenance of the heating equipment; to keep the Demised Premises clean and neat and to keep the sidewalk in front of the Demised Premises, and the rear of the Demised Premises including the loading docks free of litter, dirt, ice and snow. Tenant agrees that it will have the heating systems thoroughly inspected and serviced at least twice in each calendar year -- once during the spring season and once during the fall season of each year -- and furnish certificates of the same to Landlord after each such inspection, plus pay for such service calls including the cost of parts and labor, related to the maintenance of said system. Landlord, upon prior notice to Tenant, and at the expense of Tenant, may elect to perform any inspections, servicing, repairs or maintenance not performed by Tenant as required under this Section 7.2, or to repair any damage or injury to the Demised Premises caused by moving property of Tenant in or out of the Demised Premises or by installation or removal of equipment or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, or licensees. Except as otherwise hereinabove set forth, exterior repairs and any repairs or replacements due to defects or wear and tear in the structural and members of the Demised Premises, including, without limitation, the roof, walls and foundation of the Building, shall be made by and at the expense of Landlord subject to Tenant’s obligations of reimbursement to Landlord under Section 5. Landlord shall also be responsible, at Landlords’ expense to maintain, repair and replace an exterior utility connections. If the sprinkler system needs to be replaced, Landlord shall be responsible for the cost of such replacement. The Tenant shall ensure that the Demised Premise is heated at all times to a temperature of not less than 50 degrees; or as may be necessary to prevent damage to any and all portions of the Demised Premises including but not limited to the plumbing, sprinkler system, roofing, etc.

Section 7.3. Tenant Alterations. Excepting Tenant’s Work, Tenant shall not make any structural or nonstructural alterations to the Demised Premises or alterations to the storefront of the Demised Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonable withheld, conditioned or delayed. Tenant shall have the right, however, at its expense, from time to time to redecorate the Demised Premises and to make such nonstructural alterations and leasehold improvements in such parts thereof as it shall deem expedient or necessary for its purposes; provided, however, that any such redecoration or leasehold improvements shall not impair the structural strength or integrity of the Demised Premises, nor materially diminish its value, and shall be done in a good and workmanlike manner. Prior to commencement of any such alterations or improvements, Tenant shall have obtained comprehensive public liability insurance, as hereinafter provided applying to its activities, and shall deliver to Landlord proof, satisfactory to Landlord, that all workers connected with said activities of the Tenant are adequately covered by worker’s compensation insurance and shall save the Landlord harmless on account of the filing of any mechanics liens or for any other cause arising from the making of any such alterations or improvements, including the posting of a bond if Landlord deems it necessary.

The Landlord shall not be liable for any loss of or damage to any fixtures, equipment or other property installed or located in the Demised Premises or for any work performed therein by Tenant or Tenant’s agents, employees, or contractors. Landlord shall execute and deliver, at Tenant’s expense, upon request of Tenant, such instrument or instruments embodying the approval of Landlord which may reasonably be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such alterations, changes and/or installations in, to or upon the Demised Premises as may be permitted hereunder. Any redecoration, alterations, changes, improvements and installations which may be so constructed or added shall, at the end of the Term of this Lease, or any extension thereof, at the election of the Landlord, be considered as improvements and become a part of the Property, and Tenant shall have no right to remove the same; provided, however, Tenant shall remove, prior to the expiration of the Term, any such redecorations, alterations, changes, installation or improvements (and may remove, in any event, its trade fixtures) which Landlord required to be removed in wirting when Landlord gave consent for such improvements, and in such event Tenant shall repair any damage to the Demised Premises caused by such removal. Tenant shall be responsible and pay to Landlord the entire amount of any real estate taxes attributable to any alterations, additions, or improvements made by Tenant pursuant to this Article. Notwithstanding the foregoing, the Tenant shall not be obligated to remove any of Tenant’s Work at the end of the Term.

ARTICLE VIII

USE OF PREMISES

Tenant covenants and agrees that, during the Term of this Lease, the Demised Premises will be used only for light manufacturing or warehousing, and related office space and for no other purpose without the prior written consent of the Landlord. The Tenant acknowledges that a default of this Article VIII constitutes a material default of the Lease.

ARTICLE IX

TENANT’S ADDITIONAL COVENANTS

Section 9.1. Payment of Rents and Charges. Tenant covenants with Landlord and agrees to pay the Basic Rent, real estate taxes, Common Area charges and any and all sums due to Landlord under the terms of this Lease (hereinafter defined as “Additional Rent”) at the times, in the manner and at the address from time to time designated for sending of notices to Landlord, which is TVP, LLC, P.O. Box 66749, Falmouth, Maine 04105.

Late Penalty: Any payment of rent or other charges received after 10 days from due date will be assessed a late charge of five percent (5%) on the total amount due.

Section 9.2. Charges for Utilities, Licenses and Permit.

As of the Possession Date, the Tenant shall pay for all utilities servicing the Demised Premises directly including but not limited to water and sewer, janitorial, electricity, gas, oil, cable, and telephone, and all other utilities and services used or consumed on the Demised Premises either by separate meter; sub-meter; or its pro-rata share which shall be calculated by comparison of the Demised Premises to the area covered by such utility or service. Tenant shall immediately place all separately metered utility accounts in to its name directly. The Tenant shall reimburse Landlord for the costs of sub-metered or pro-rata share utilities within 30 days of Landlord’s invoice therefore as Additional Rent. Tenant additionally agrees to pay for all licenses and permits for the same.

The Landlord shall not be responsible to the Tenant for interruption to any utility or service for any reasonother than if the Landlord is negligent in performing its express maintenance obligations set forth herein.

Additionally, the Tenant shall have the right to maintain two dumpsters on the Property at Tenant’s expense, such dumpsters to be located in an area within the Remaining Land designated by Landlord within the access area shown in green on Exhibit A, and Tenant agrees to keep trash from accumulating in and around the area of any dumpster used by Tenant.

Section 9.3. Compliance with Laws. Throughout the Term of this Lease, the Tenant, at its sole cost and expense, will promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers and all orders, rules and regulations of the National Board of Fire Underwriters, the local Board of Fire Underwriters or any other body or bodies exercising similar functions, and with the requirements of all public liability, fire, and other policies of insurance at any time in force with respect to the Demised Premises, ordinary as well as extraordinary, which may be applicable to the Demised Premises whether or not such law, ordinance, order, rule, regulation or requirement shall interfere with the use and enjoyment of the Demised Premises. Notwithstanding the foregoing, the Tenant shall not be required to make structural alterations to the Demised Premises, unless such alterations are required as a result of the Tenant’s use of the Demised Premises. If the use or occupancy of the Demised Premises by Tenant shall increase the costs of fire, casualty or extended coverage insurance on the Demised Premises (a schedule or “make up” of rates for the Demised Premises or Property, being conclusive evidence of the facts therein stated and of the several items and charges in such insurance rates then applicable to the Property), then Tenant shall pay to Landlord upon demand the additional cost of any such insurance; but if the use or occupancy of the Demised Premises by Tenant shall make void or voidable any insurance on the Demised Premises, then, at the option of Landlord, this Lease may be terminated. Landlord represents and warrants that exterior ingress and egress to the Building is ADA compliant as of the Possession Date.

Section 9.4 Property or Persons on the Demised Premises. Tenant acknowledges that any and all merchandise, fixtures and property of every kind, nature and description which may be in or upon the Demised Premises or Property during the Term hereof shall be at the sole risk and hazard of Tenant or those claiming through or under Tenant, and that Landlord shall not be liable for any death, injury or damage to persons or property resulting from any reason whatsoever including, without limitation, theft, fire, explosion, steam, gas, electricity, electrical disturbance, water, rain or snow, or for leaks or dampness from the roof or from any other part of the interior or exterior of the Demised Premises, or from any of the Common Areas of the Property, unless caused by or due to the negligence of Landlord, its agents, servants or employees.

Section 9.5 Operation of Demised Premises. Intentionally Deleted.

Section 9.6 Subletting or Assignment. Tenant hereby covenants with the Landlord that Tenant will not mortgage, pledge or encumber this Lease, nor assign this Lease, nor sublet any part of the Demised Premises, without on each occasion obtaining the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. In the event of any such assignment or sublet, Tenant shall remain liable for all of Tenant’s obligations hereunder. Tenant shall provide to Landlord the name and address to the proposed assignee or subtenant, reasonably satisfactory information about the nature, business and business history of the proposed assignee or subtenant, banking, financial or other credit information and references about the proposed assignee or subtenant sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. The assignee or subtenant shall not violate any exclusive granted to other tenants on the Property or be illegal or violate any terms and conditions herein. As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation, any transfer of Tenant’s interest in this Lease by operation of law, the merger or consolidation of Tenant with or into any other firm or corporation, or the transfer or sale of a controlling block of stock or otherwise, it being acknowledged by the Landlord that the Tenant shall not be required to seek the Landlord’s approval for any assignment resulting from the sale of substantially all of Tenant’s assets or the acquisition of a controlling interest in Tenant’s stock or a merger involving the Tenant. The consent by Landlord to any such assignment or subletting shall not constitute a waiver of the necessity of such consent with respect to any subsequent assignment or subletting. In the event of any assignment or subletting, Tenant shall, upon request of Landlord, pay Landlord’s reasonable expenses in connection therewith and shall remain liable for the payment of any and all rents and other payments and charges which may become due hereunder and for the performance of all other covenants, agreements, and conditions on the part of tenant to be performed hereunder. No such assignment or subletting shall be valid or effective unless and until the assignee or subtenant, respectively, shall covenant in writing with Landlord, to the reasonable satisfaction of Landlord, to be bound directly to Landlord for the performance of all Tenant covenants herein contained. If for any assignment or subletting Tenant receives rent or other consideration in excess of the rent called for hereunder Tenant shall pay to Landlord as additional rent one-half of amount of the excess received by Tenant promptly after this receipt, after deducting Tenant’s reasonable costs of assignment or subletting.

Section 9.7. Access by Landlord. Tenant shall permit the Landlord and its agents or representatives to enter at reasonable times to view or examine the Demised Premises, or any wires, pipes, fixtures or appurtenances thereof, and to make repairs or alterations to preserve the Demised Premises if the Landlord should elect so to do; and at any time within twelve (12) months prior to the expiration of this Lease, to show the Demised Premises to other prospective lessees, and at any time within three (3) months prior to the expiration of the Lease, to affix to any part of the Demised Premises a notice for letting or selling the Demised Premises.

Section 9.8. Duties Upon Termination of Term. Tenant shall, at or prior to the expiration of the Term hereof, remove all goods, trade fixtures and other personal property of Tenant and of all persons claiming through or under Tenant, and to peaceably yield up to the Landlord the Demised Premises and all keys, locks and fixtures (other than trade fixtures of Tenant) connected therewith; and, subject to Section 7.3, to deliver to Landlord all alterations, improvements or additions made to and upon the same, in a good repair , order and condition as the same were in as the Commencement Date, or were put in during the Term, damage by fire or from other unavoidable casualty only excepted.

Section 9.9. Construction Liens, Permits, Etc. Tenant covenants and agrees to pay promptly when due the entire cost of any work to the Demised Premises undertaken by Tenant and to bond against or discharge any liens for labor or materials within ten (10) days after written request by Landlord: to procure all necessary permits before undertaking such work; and to do all such work in a good and workmanlike manner, employing materials of good quality and laborers skilled in their trades who will work in harmony with Landlord’s labor and employees.

ARTICLE X

SIGNS

Tenant shall have the right, at its expense and in conformity with applicable laws and ordinances, to erect and thereafter to replace, if it shall so elect, a sign on the Building, and signs at the entrance to the Property at its sole expense, provided, however, that Tenant shall have obtained the prior written approval of Landlord regarding the kind, design, size and location of such sign. All signage, upon prior approval of the Landlord, shall be installed in a good and workman like manner and shall be properly maintained by the Tenant throughout the term of this Lease. Upon expiration or earlier termination of this Lease, the Tenant shall at Landlord’s option, remove such signage and restore any affected area to the same condition as at the onset of this Lease, at Tenant’s sole cost and expense. In the event that the Remaining Land is developed, the Tenant agrees, that if a common pylon sign is required by the City, the Tenant’s entrance signage shall be placed on the common pylon sign to be installed by Landlord.

ARTICLE XI

DAMAGE TO AND RESTORATION OF DEMISED PREMISES

Section 11.1. Damage to or Taking of the Demised Premises. In the event that the Demised premises, to an extent in excess of forty percent (40%) of the value of the Demised Premises, shall be taken by any exercise of the right of eminent domain or shall be destroyed or damaged by fire or other casualty or by any other action of any public or other authority be so damaged or taken, as the case may be, or if the restoration of the Demised Premises is estimated to take more than 180 days to complete, then Landlord or Tenant shall have the right to terminate this Lease, as of the date of such damage or action, by written notice to the other party within thirty (30) days of the date thereof, notwithstanding that Landlord’s entire interest may have been divested. If this Lease shall not be so terminated, a just proportion of the Basic Rent shall be abated, according to the nature and extent to which the Demised Premises are unusable by Tenant for the conduct of its business, until the Demised Premises, or in case of such taking, what may remain thereof, shall, as herein elsewhere set forth, be put in proper condition for the conduct of Tenant’s business.

Section 11.2. Repair and Restoration of Demised Premises; Reservation of Damages to Landlord. Unless this Lease shall be terminated as hereinabove set forth, Landlord shall, at its expense, promptly commence repair and restoration of the Demised Premises and shall, subject to labor and material shortages and other causes beyond the reasonable control of Landlord, complete the same with due diligence. Upon commencement of such repair and restoration by Landlord, Tenant shall, at its expense, promptly commence repair and replacement of all trade fixtures, equipment, signs and other property installed by or belonging to the Tenant which shall have been so damaged, taken or destroyed and shall, subject to labor and materials shortages and other causes beyond the reasonable control of Tenant, complete the same with due diligence. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or for any injury to the business of Tenant resulting from delays in repairing such damage. Landlord reserves and excepts all rights to damages to the Demised Premises now accrued or hereafter accruing by reason of any exercise of the right of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority, and by way of confirmation, Tenant grants to Landlord all tenant’s rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any portion of any award expressly allocated by the taking authority to trade fixtures, equipment and improvements installed by Tenant, or the value of the Tenant’s interest in the leasehold, or relocation costs associated with such taking. If Landlord has not restored the Demised Premises within 180 days of such casualty, Tenant may terminate this Lease by written notice to Landlord.

ARTICLE XII

SUBORDINATION OF LEASE

Tenant agrees that Landlord, if it so desires, may subordinate this Lease to any mortgage or mortgages which may hereafter be placed by the Landlord upon the Demised Premises or the Property. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed necessary or desirable by Landlord to give effect to, or notice, of, such subordination, provided only that the holder of any such mortgage shall enter into an agreement with Tenant that such mortgagee will not disturb the possession and other rights of Tenant so long as Tenant performs its obligations hereunder, and which agreement shall further provide that, in the event of acquisition of title to the Demised Premises by the holder of any such mortgage, through foreclosure proceedings or otherwise, Tenant will recognize the holder of such mortgage as if it were named as Landlord hereunder, and will attorn to the holder of same. Any such agreement shall be expressly binding upon the successors and assigns of Tenant and of any such mortgagee, and upon anyone purchasing at a foreclosure sale. Tenant agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument within five (5) days after request by Landlord, then Landlord may, in addition to any other remedy available to Landlord, execute, acknowledge and deliver such instruments as Tenant’s attorney-in-fact for that purpose.

ARTICLE XIII

NOTICES

Any notices from Landlord to Tenant or from Tenant to Landlord shall be deemed duly served if mailed by certified mail, return receipt requested, addressed, if to the Tenant or Landlord, at the address noted on Page 1 of this lease with a copy to Pierce Atwood, Attn: Real Estate Group, 254 Commercial Street, Portland, Maine 04101, or if to the Landlord, to TVP, LLC at P.O. Box 66749, Falmouth, Maine 04105 with a copy to Richard McGoldrick at 100 Silver Street, Portland, Maine 04101, or in either case, in such other manner or to such other address as may be specified by notice in writing to the other party, and the customary certified mail receipt shall be conclusive evidence of such service.

ARTICLE XIV

NO HAZARDOUS MATERIALS

Tenant agrees it shall not cause or permit to occur any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under or about the Demised Premises, including but not limited to soil and groundwater conditions. It is further agreed Tenant shall not permit the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any hazardous substances on, under or about the Demised Premises or the transportation to or from the Demised Premises of any hazardous substance, excepting hazardous substances that may be used by the Tenant for cleaning or manufacturing purposes, provided that the Tenant shall store, use and dispose of all such hazardous substances in compliance with all applicable federal, state and local laws, ordinances and regulations.

Tenant further agrees it shall indemnify, defend and hold harmless, Landlord, the manager of the property and their respective officers, directors, beneficiaries, shareholders, patrons, agents and employees from all fines, suits, procedures, claims and actions of every kind and costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill discharge or other release of hazardous substances that occurs during the term of this Lease at or from the Demised Premises or which arises at any time from Tenant’s failure to provide all information make all submissions and take all steps required by all authorities under the laws and all other environmental laws. Tenant’s obligations and liabilities under this Article (XIV) shall survive the expiration of this lease.

Notwithstanding any other provision of this Lease, Landlord hereby indemnifies and holds harmless Tenant for all costs, including reasonable attorney’s fees, for defense or payment of any claims or costs arising out of any violation of environmental laws by Landlord and/or the existence of hazardous substances on the Property other than those hazardous substances placed in or on the Property by Tenant or Tenant’s agents, contractors, employees or invitees. Landlord’s obligations and liabilities under this Article (XIV) shall survive the expiration of this lease.

ARTICLE XV

BREACH BY TENANT; TERMINATION OF LEASE

If Tenant shall neglect or fail to perform or observe any of the covenants herein contained, in the case of a default in the payment of any Basic Rent, Additional Rent or any amounts due pursuant to any Article herein for a period of Five (5) days after written notice thereof that the same are due, or in the case of a default in any other covenant for a period of thirty (30) days after notice in writing from the Landlord (or in case of a default or contingency which cannot with due diligence be cured within said thirty (30) day period, such longer period as may be reasonably necessary so long as Tenant diligently attempts to cure), or if the estate hereby created shall be taken on execution or other process of law, or if any assignment shall be made of the property of Tenant (or any guarantor of this Lease) for the benefit of creditors, or if the Tenant (or any guarantor of this Lease) files a petition in bankruptcy, is adjudicated insolvent, or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding for any reorganization, arrangement, readjustment of debt, dissolution or liquidation, or if there is commenced against the Tenant (or any guarantor of this lease) any such proceeding which remains undismissed for a period of sixty (60) days, or if the Tenant (or any guarantor of this Lease), by any act, indicated its consent to, approval of, or acquiescence in, any such proceedings, or the appointment of any receiver or trustee, or suffers any such receivership or trustee, or suffers any such receivership or trusteeship, to continue undischarged for a period of sixty (60) days, then in any of the said cases the Landlord lawfully may, immediately or at any time thereafter and without demand or notice, provide written notice to Tenant that the Lease is terminated and thereafter enter into and upon the Demised Premises, or any part thereof, forcibly if necessary, and repossess the same as of the Landlord’s former estate, and expel the Tenant and those claiming through or under the Tenant, and remove the effects of both or either (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding beach of covenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance to Tenant. Upon providing written notice of termination as aforesaid, the Tenant’s estate and this lease shall terminate and the Landlord, in addition to all other remedies which it may have at law or equity, shall have the remedies provided in Article XV hereof. Tenant hereby waives and surrenders all rights and privileges which it might have under or by reason of any present or future law to redeem the Demised Premises or to have continuance of this lease for the Term hereby granted after being disposed of this Lease for the Term hereby granted after being disposed or ejected therefrom by process of law or under the terms of this Lease.

ARTICLE XVI

LANDLORD’S REMEDIES

SECTION 16.1. DAMAGES AND INDEMNIFICATION. If this Lease shall be terminated as provided in Article XV hereof, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Basic Rent for the remainder of the Term hereof exceeds the fair rental value of the Demised Premises for the remainder of the Term hereby granted; and in addition thereto will further indemnify Landlord during the remainder of the Term against all loss of Basic Annual Rents due for the remainder of the Term hereby leased, suffered by reason of such termination, first deducting any damages paid as provided above, the loss of such rent, if any, for each month during the remainder of the Term hereof to be paid at the end of each month. For the purposes of computing damages payable hereunder, it is agreed that there shall also be payable to Landlord, as damages, at the time of such termination, the product of the total of (a) the Tenant’s share of common charges and expenses and Demised Premises insurance expenses due from or paid by Tenant in respect of the year in which such termination occurs, and (b) Tenant’s share of real estate taxes due from or paid by Tenant in respect of the year during which such termination occurs. Landlord shall have a duty to use commercially reasonable measures to mitigate its damages.

Section 16.2. Additional Expenses of Landlord. Tenant also agrees (i) to indemnify and save Landlord harmless from and against all reasonable expenses which Landlord may incur by reason of such termination and the cost of putting the Demised Premises in good order or preparing the same for rental to other tenants, and (ii) that Landlord may re-let the Demised Premises, or any portion thereof, either in the name of Landlord or otherwise for a period which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent. The failure of Landlord to re-let the Demised Premises or any portion thereof shall not release or affect Tenant’s liability for damages. Any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the right of Landlord to collect any deficiency for any subsequent month by a similar proceeding. Landlord may make such alterations, repairs, replacements and decorations to the Demised Premises as Landlord, in Landlord’s sole judgment, considers advisable or necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall not be liable for failure to re-let the Demised Premises, or, if the Demised Premises are re-let, for failure to collect the rent due under such re-letting.

Section 16.3. Costs of Collection; Tenant’s Property. In the event of any default by Tenant hereunder, Tenant will reimburse Landlord for all expenses and reasonable attorneys’ fees incurred by Landlord in collecting any amount due from Tenant, curing any default of Tenant or in obtaining possession of, or in re-letting, the Demised Premises; and Tenant shall pay all attorneys’ fees and expenses arising out of any litigation in which Landlord shall become involved by reason of default, act, failure to act or negligence of Tenant or anyone acting under Tenant, in which it is finally determined that Tenant or anyone acting under Tenant shall have been so negligent. Tenant further agrees that if, on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Demised Premises, the same shall be conclusively deemed to have been abandoned and Landlord shall be authorized, at its sole option, and in Tenant’s name and on behalf, either (a) to cause such property to be removed and placed in storage for the account of and at the expense of Tenant, or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.

Section 16.4. Restraint of Violations. In addition to all other remedies provided in this Indenture of Lease, Landlord shall be entitled to restrain by injunction or otherwise, any violation, or any attempted or threatened violation, of any of the covenants, conditions, or provisions of this Indenture of Lease.

Section 16.5. No Surrender of Demised Premises. No act or thing done by Landlord during the Term hereof shall be deemed an acceptance of a surrender of the Demised Premises and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or to Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Demised Premises.

ARTICLE XVII

ADDITIONAL RIGHTS OF LANDLORD

Section 17.1. Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease are cumulative, are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease, and are in addition to any now or hereafter existing in law, in equity, or by statute.

Section 17.2. Holdover. If the Tenant remains in the Demised Premises beyond the expiration of this Indenture of Lease, such holdingover shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only and Landlord shall be entitled to collect, in addition to any other remedies or amounts due under the terms of this Indenture of Lease, an amount equal to 150% of the Basic Rent as compensation for such holdover.

Section 17.3 Interest Due on Tenant Defaults. In addition to any other late fees contained herein, if Tenant fails to pay the full amount of any basic or additional rent, or to make any other payment required after any applicable grace period, or fails to perform any act required of Tenant hereunder after any applicable grace period, Landlord shall have the right to collect the amount of such overdue payment or to perform such act on behalf of Tenant and to collect from Tenant interest on the amount of such payment or the cost of such performance on behalf of Tenant, as of the expiration date of applicable grace periods, computed at a rate per annum equal to the sum of the “prime rate” so-called charged by The Bank of America or its successor from time to time on ninety (90) day commercial loans to substantial and responsible commercial borrowers plus three percent (3%). Tenant shall also be obligated to Landlord for interest so charged against interest charges not paid by Tenant.

ARTICLE XVIII

QUIET ENJOYMENT

Upon Tenant’s paying the rents and other charges due hereunder, and performing and observing all of the other agreements, conditions and covenants to be performed and observed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the Term hereof without any manner of hindrance or interference from Landlord or from any other person claiming under or through Landlord, subject, however, to the terms of this Lease (including, without limitation, those title matters set forth in Article I hereof and any mortgage which may be superior to this Lease).

ARTICLE XIX

INABILITY TO PERFORM BY LANDLORD

Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to perform all of the covenants, agreements, terms, provisions and conditions herein contained shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service to be supplied hereunder or is unable to make or is delayed in making any repairs or replacements by reason of strikes or labor troubles, unavailability of materials or for any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control (including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental agency or any department or subdivision thereof, or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency), provided that in each such instance of inability of Landlord to perform, Landlord shall exercise due diligence to eliminate the cause of such inability or to secure alternate sources of supply.

ARTICLE XX

LIMITATION OF LANDLORD’S LIABILITY

The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Demised Premises, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

ARTICLE XXI

NOTICE OF LEASE

The Tenant agrees that it will not record this Lease. Both parties shall, upon request of either and at the expense of the requesting party, execute and deliver a notice of this Lease in such recordable form as may be permitted by applicable statute.

ARTICLE XXII

ESTOPPEL CERTIFICATES

Landlord and Tenant agree, at any time and from time to time, upon not less than five (5) business days’ prior written request by the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications), that to the knowledge of such party no uncured defaults exist hereunder (or if any such defaults exist, specifying the same), and the dates to which the rent and other charges due hereunder have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article XXI may be relied upon by any prospective purchaser or mortgagee of, or assignee of any mortgage upon, the Shopping Center. Tenant agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument within five (5) days after request, then Landlord may execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant; and Tenant hereby makes, constitutes, and irrevocably appoints Landlord its attorney-in-fact for that purpose.

ARTICLE XXIII

MISCELLANEOUS PROVISIONS

Section 23.1. Security Deposit. The Tenant shall, upon execution of this Lease, deposit with the Landlord the sum of $19,666.66 to be held by the Landlord as security for the full and faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease, and will be returned to the Tenant provided the Tenant has vacated the Premises and has otherwise fully and faithfully carried out all of the said covenants, terms, and conditions on Tenant’s part to be performed hereunder. No interest will be paid on said deposit. Notwithstanding the forgoing, provided that the Tenant has not be in default of any of the terms and conditions of this Lease beyond any applicable cure period for the first five (5) years of the initial Term, the Landlord shall apply the held Security Deposit to the then next month(s) owing Basic Rent.

Section 23.2. Counterparts; Captions and Headnotes. This Lease may be executed in one or more counterparts, all of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose. The captions and headnotes throughout this Lease are for convenience or reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 23.3. Partial Invalidity or Unenforceability. The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one of more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

Section 23.4. Non-Waiver Provision. No assent, express or implied, by either party to any breach of any agreement or condition herein contained on the part of the other to be performed or observed, and nonwaiver, express or implied, of any such agreement or condition, shall be deemed to be a waiver of or assent to any succeeding breach of the same or any other agreement or condition; the acceptance by the Landlord of rent or other payment hereunder or silence by the Landlord as to any breach shall not be construed as waiving any of the Landlord’s rights hereunder unless such waiver shall be in writing. No payment by the Tenant or acceptance by the Landlord of a lesser amount than shall be due to Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by the Landlord of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying such check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and the Landlord may accept such check without prejudice to recover the balance due or to pursue any other remedy.

Section 23.5 Governing Law. This Lease shall be governed by and construed and enforced in accordance with the laws of the state in which the Demised Premises are located.

Section 23.6. Landlord-Tenant Relationship. The Landlord and Tenant are not creating a joint venture or partnership by the provisions of the Lease and they are and at all times shall remain in the relationship of Landlord and Tenant.

Section 23.7. Construction of Certain Terms. As used in this Lease, the word “person” shall mean and include where appropriate, any individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean and include any other gender.

Section 23.8. Execution. The covenants and agreements of this Lease shall, subject to the terms of this Lease to the contrary, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as the case may be.

Section 23.9. Expenses. If either party shall commence any litigation against the other with respect to payment of monies claimed due or other default claimed under this Lease, the losing party shall pay to the prevailing party all of the prevailing party’s cost of litigation, including, without limitation, reasonable attorneys’ fees.

Section 23.10. Brokerage: Landlord and Tenant warrant and represent to each other that it has not dealt with any broker, finder or similar person concerning this Letter of Intent or the Lease Agreement and hereby agree to defend and indemnify each other against any such claim.

Section 23.11. Right of First Offer to Purchase. Provided that the Tenant is not in default of the terms and conditions of this Lease beyond any applicable cure periods, during the last six (6) years of the term of this Lease and the Option Period stated in Section 3.5 (if exercised), Tenant shall have the right of first offer to purchase the Property on the following terms and conditions. If Landlord elects to sell the Property in Landlord’s sole discretion, Landlord shall notify Tenant of the terms and conditions upon which Landlord would be willing to sell the Demised Premises (“Landlord’s Notice”). Tenant shall have ten (10) business days after receipt of Landlord’s Notice to notify Landlord in writing of Tenant’s desire to purchase the Demised Premises on the terms stated in Landlord’s Notice and the Landlord and Tenant shall enter into a purchase and sale agreement within thirty (30) days after Tenant’s receipt of such notice on the terms and conditions stated in Landlord’s Notice (which shall contain the condition that the sale shall close within sixty (60) days of Landlord’s Notice). If, however, Tenant fails to notify Landlord of Tenant’s election to purchase the Demised Premises within such 10-day period or, if Landlord and Tenant fail to execute a purchase and sale agreement within thirty (30) days after the date of Tenant’s notice to Landlord, then subject to Tenant’s right of reoffer as set forth below, Tenant shall be deemed to have waived its right to purchase the Demised Premises and Landlord shall have the right thereafter to offer the Demised Premises for sale and to sell the Demised Premises without further notice to Tenant. If the Landlord is unsuccessful in the sale of the Demised Premises within 180 days date Tenant waived (or is deemed to have waived) its right to purchase the Demised Premises, on the same or greater price than was offered to the Tenant, the Landlord shall so notify the Tenant and the Tenant shall continue to have the right to purchase the Demised Premises in accordance with the terms outlined above in this Section 23.11. It is acknowledged by the Tenant that the Tenant’s rights pursuant to this Section do not apply to the Landlord’s transfer of the Demised Premises for: estate purposes to include family members; or a transfer in which the Landlord or the Principle of the Landlord retains an ownership interest in the Demised Premises.

Section 23.12. Right of First Offer to Lease. The provisions of this Section and the Landlord’s obligations of Right of First Offer to Lease to the Tenant are conditioned upon the Landlord’s receipt of a written notice from the Tenant specifying that the Tenant desires to lease additional contiguous space (if available) at the Property. In that event, provided that the Tenant has not been in default of the terms and conditions of this Lease beyond any applicable cure periods, the Tenant will have an on-going Right of First Offer on contiguous space that becomes available should the Landlord elect to erect additional building(s) on the Property. The term “available” means that any existing tenant shall have fully and finally vacated and surrendered possession at the expiration of its lease or any extension(s) thereof. Landlord shall deliver to Tenant notice of availability and an offer to Tenant to lease such contiguous space as part of the Demised Premises at the then current market rental rate as determined by the Landlord. Other significant terms and conditions shall be included in the notice. Within ten (10) business days after receipt of Landlord’s notice (which notice may be given by overnight carrier), the Tenant shall provide the Landlord written notice of its acceptance or rejection of the offer. If Tenant indicates by notice to Landlord of its agreement to lease the available space, the parties shall immediately execute an amendment to this Lease stating the addition of the available to the Premises. If Tenant does not accept the offer within the ten (10) business days, the Landlord thereafter shall have the right to lease such available space to a third party and this Right of First Offer shall be of no force and effect.

Section 23.12. Consent. By execution of this Lease, each party represents and warrants that such party is duly authorized to enter into this Lease. Upon the execution of this Lease, Tenant shall deliver to Landlord such consents, certificates and other instruments as Landlord shall require to verify Tenant’s authority to enter into this Lease, and Landlord shall deliver to Tenant such consents, certificates and other instruments as Tenant shall require to verify Landlord’s authority to enter into this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as and for a sealed instrument, the date and year first above written.

LANDLORD: TVP, LLC

/s/ Dan Catlin	By	/s/ Richard McGoldrick
Witness		Richard McGoldrick
Its Manager

TENANT:
ImmuCell Corporation

/s/ Dan Catlin	By:	/s/ Michael F. Brigham
Witness		Michael F. Brigham
Its: Duly Authorized

Exhibit A

Tenant’s Exclusive Parking (in purple) & Common Access way (in green)

Exhibit B

Tenant’s Improvements

Exhibit C

Landlord Workletter

As an inducement for Tenant to lease the Demised Premises, Landlord shall complete the following property improvements at the sole expense of the Landlord:

By November 1, 2019:

1)	Move location for parking subleases out of area shown in purple on Exhibit A-1 (Tenant’s exclusive parking area).

By November 15, 2019:

2)	Remove all of current tenant’s personal property (including warehouse racking) and professionally clean the entire building to a broom clean condition).

By January 1, 2020:

3)	Supply power at least 3-Phase, 274 amps and at least 1-Phase, 172 amps to meet demand of Tenant.
4)	Supply water to meet demand of Tenant of at least 3,100 liters peak water and 4,700 liters per week.
5)	Relocate the two large vent fans from current location on the side of the wall facing the expansion space, one to street side and other to parking lot side of building.

By July 1, 2020:

6)	Remove all weeds from cracks in black top surface.
7)	Clean up and upgrade the retainage pond assuring compliance with all storm water discharge code issues.
8)	For the benefit of clarity, Landlord is not responsible for any upgrades to the office space or for installation of floor drains.
9)	Remove charging stations and patch pavement.
10)	Replace all First Floor windows that are failing, the cost shall be split equally between the Landlord and the Tenant and the Tenant shall reimburse the Landlord for the costs of the same within ten (10) days of Landlord’s invoice.

All the deadlines for Landlord’s Work are conditioned upon the current tenant’s vacating the Premises by October 31, 2019.

Subsequent to Tenant’s Occupancy, the Tenant shall not deny or impede Landlord’s access to Premises to complete Landlord’s Work.

1)	At the earlier of when a Certificate of Occupancy is issued for a new tenant on the property or November 1, 2022, apply new black top and stripe the surfaces. Overlay/shim if needed up to 1 114”.

Exhibit D

Term (years)	10
Annual increase	2.50% (year 3-10)

	Monthly Lease	Annual Lease	Approximate Square Feet @ 14,300
Year 1	$9,833	$118,000	$8.25
Year 2	$9,833	$118,000	$8.25
Year 3	$10,079	$120,950	$8.46
Year 4	$10,331	$123,974	$8.67
Year 5	$10,589	$127,073	$8.89
Year 6	$10,854	$130,250	$9.11
Year 7	$11,126	$133,506	$9.34
Years	$11,404	$136,844	$9.57
Year 9	$11,689	$140,265	$9.81
Year 10	$11,981	$143,772	$10.05
		$1,292,633

Renewal Option (years)	10
Annual increase	2.50% (year 11-20)

Year 11	$12,280	$147,366	$10.31
Year 12	$12,587	$151,050	$10.56
Year 13	$12,902	$154,826	$10.83
Year 14	$13,225	$158,697	$11.10
Year 15	$13,555	$162,664	$11.38
Year 16	$13,894	$166,731	$11.66
Year 17	$14,242	$170,899	$11.95
Year 18	$14,598	$175,172	$12.25
Year 19	$14,963	$179,551	$12.56
Year 20	$15,337	$184,040	$12.87
		$1,650,996
		$2,943,629